Exhibit 4.1

Execution Version

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of March 30, 2016 (this “Amendment”), relating to that certain Fourth Amended and Restated Credit Agreement, dated as of April 22, 2014 (as amended from time to time prior to the Amendment No. 1 Effective Date, the “Existing Credit Agreement”), among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), TNC (US) HOLDINGS INC., a New York corporation (together with its successors and assigns, “TNC” and, together with Nielsen, the “U.S. Borrowers”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Diemen, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party thereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

The Existing Credit Agreement as amended hereby is referred to as the “Amended Credit Agreement”. Citigroup Global Markets Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Mizuho Bank Ltd., The Bank of Tokyo Mitsubishi UFJ, Ltd. and Wells Fargo Securities, LLC, are referred to as the “Lead Arrangers”. BNP Paribas Securities Corp., HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Mizuho Bank Ltd., The Bank of Tokyo Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, Bank of America, N.A., Canadian Imperial Bank of Commerce New York Branch, Fifth Third Bank, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corp. and TD Bank N.A. shall act as co-syndication agents for this Amendment.

PRELIMINARY STATEMENTS

(1) WHEREAS, Nielsen desires to amend the Existing Credit Agreement (such term and other terms used in these Preliminary Statements and not otherwise defined having the meaning set forth in Section 1 below) to incur new Class A Term Loans (the “Additional Class A Term Loans”) pursuant to Section 2.14 of the Amended Credit Agreement and to make certain other changes set forth herein.

(2) WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein.

(3) WHEREAS, upon the effectiveness of this Amendment, each Additional Class A Term Lender (as defined below) signatory hereto consents to being a Class A Term Lender under the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or the Amended Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement unless such term is only defined in the Amended Credit Agreement in which case it shall have such meaning (unless otherwise indicated herein). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, on and after the Amendment No. 1 Effective Date (as defined in Section 5 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

SECTION 2. Amendments. With effect from the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

““Amendment No. 1” means Amendment No. 1 dated as of March 30, 2016 among the Borrowers, the Administrative Agent and the Lenders and Guarantors party thereto.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b) The definition of “Class A Term Loan” is hereby amended and restated in its entirety as follows:

““Class A Term Loan” means a Loan made (or deemed made) in Dollars pursuant to the first paragraph of Section 2.01(a) or Section 4 of Amendment No. 1. As of the Amendment No. 1 Effective Date there are $1,941,750,000 aggregate principal amount of Class A Term Loans outstanding.”

(c) The definition of “Defaulting Lender” is hereby amended by adding “or a Bail-in Action” at the end of clause (c).

(d) The definition of “Guarantors” is hereby amended by adding “or otherwise (so long as the provisions of Section 6.11 including local law security documentation are complied with)” after the reference to “Section 6.11” therein.

(e) Section 2.07(a)(i)(A) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(A) an aggregate Dollar Amount equal to (x) 1.25% of the aggregate Dollar Amount of all Class A Term Loans outstanding on the Fourth A&R Effective Date on each of July 9, 2014, October 9, 2014, January 9, 2015, April 9, 2015, July 9, 2015, October 9, 2015 and January 9, 2016 and (y) (1) 1.25% of the aggregate Dollar Amount of all Class A Term Loans outstanding on the Fourth A&R Effective Date plus (2) 1.369% of the Aggregate Dollar Amount of the Class A Term Loans funded on the Amendment No. 1 Effective Date, on April 9, 2016 (which payments in each case (x) and (y) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05),”

(f) Section 2.07(a)(i)(B) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(B) an aggregate Dollar Amount equal to (x) 1.875% of the aggregate Dollar Amount of all Class A Term Loans outstanding on the Fourth A&R Effective Date plus (y) 2.055% of the Aggregate Dollar Amount of the Class A Term Loans funded on the Amendment No. 1 Effective Date, on each of July 9, 2016, October 9, 2016, January 9, 2017 and April 9, 2017 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05),”

(g) Section 2.07(a)(i)(C) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(C) an aggregate Dollar Amount equal to (x) 2.50% of the aggregate Dollar Amount of all Class A Term Loans outstanding on the Fourth A&R Effective Date plus (y) 2.739% of the Aggregate Dollar Amount of the Class A Term Loans funded on the Amendment No. 1 Effective Date, on each of July 9, 2017, October 9, 2017, January 9, 2018 and April 9, 2018 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05),”

(h) Section 2.07(a)(i)(D) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(D) an aggregate Dollar Amount equal to (x) 3.75% of the aggregate Dollar Amount of all Class A Term Loans outstanding on the Fourth A&R Effective Date plus (y) 4.11% of the Aggregate Dollar Amount of the Class A Term Loans funded on the Amendment No. 1 Effective Date, on each of July 9, 2018, October 9, 2018 and January 9, 2019 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and”

(i) Section 2.14(a) of the Existing Credit Agreement is hereby amended by (i) adding “; provided, however, that Incremental Term Loans may have an earlier maturity than the Maturity Date of the Class B-2 Term Loans, solely if such Incremental Term Loans are in the form of additional Class A Term Loans” at the end of clause (b) of the fourth sentence thereof, (ii) adding “(other than Class A Term Loans)” immediately after the first reference to “Incremental Term Loans” in the first proviso of the fourth sentence thereof and (iii) adding“(other than Class A Term Loans)” immediately after each reference to “Dollar Term Loans” in the first proviso of the fourth sentence thereof.

(j) Section 2.18(a) of the Existing Credit Agreement is hereby amended by adding “Subject to Section 10.23,” at the beginning of the last sentence thereof.

(k) Add the following new Section 10.23:

“Section 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(l) Add the following new Section 10.24:

“Section 10.24 Electronic Execution of Assignment and Certain Other Documents.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

SECTION 3. Representations. Each Loan Party, represents and warrants that (i) the representations and warranties set forth in Article V of the Existing Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default exists (x) on the Amendment No. 1 Effective Date under the Existing Credit Agreement prior to giving effect to this Amendment and the transactions to occur on the Amendment No. 1 Effective Date contemplated thereby and (y) on the Amendment No. 1 Effective Date under the Amended Credit Agreement after giving effect to this Amendment and the transactions to occur on the Amendment No. 1 Effective Date contemplated thereby.

SECTION 4. Incremental Term Loans. Pursuant to Section 2.14 of the Amended Credit Agreement, Nielsen hereby requests $500,000,000 million of Incremental Term Loans in the form of Additional Class A Term Loans. Subject to the conditions set forth herein, each Lender signatory hereto who executes a counterpart as an “Additional Class A Term Lender” agrees to make such Additional Class A Term Loans on the Amendment No. 1 Effective Date in the amounts set forth on Schedule I hereto. The Additional Class A Term Loans shall be an increase to the Class A Term Loans and will be deemed to be “Class A Term Loans” for all purposes under the Amended Credit Agreement. Each Additional Class A Term Lender agrees that the initial Interest Period with respect to the Additional Class A Term Loans shall end on April 11, 2016. The Applicable Rate on the Additional Class A Term Loans from March 30 to April 11 shall be the same on the currently outstanding Class A Term Loans.

SECTION 5 Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective on the date (the “Amendment No. 1 Effective Date”) when, and only when, each of the following conditions shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received from each of the Borrowers, each other Loan Party and the Required Lenders and each Additional Class A Term Lender, a counterpart of this Amendment signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

(b) Representations. The representations and warranties set forth in Section 3 shall be true and correct as of the Amendment No. 1 Effective Date.

(c) Opinions. The Administrative Agent shall have received a customary legal opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties and Clifford Chance LLP, Dutch counsel to the Loan Parties, each dated as of the Amendment No. 1 Effective Date and reasonably satisfactory to the Lead Arrangers.

(d) Solvency Certificate. The Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (on a consolidated basis) on the Amendment No. 1 Effective Date after giving effect to this Amendment, from the Chief Financial Officer, Treasurer or other senior financial officer of Nielsen.

(e) No Default. No Default shall have occurred and be continuing under the Existing Credit Agreement and the Administrative Agent shall have received an officer’s certificate to such effect.

(f) Financial Covenant. Nielsen shall be in compliance with the covenant set forth in Section 7.11 of the Existing Credit Agreement determined on a Pro Forma Basis as of the Amendment No. 1 Effective Date and the last day of the most recently ended Test Period, in each case, as if the Additional Class A Term Loans had been outstanding on the last day of such fiscal quarter of Nielsen for testing compliance therewith.

(g) Certificates. The Administrative Agent shall have received customary secretary’s certificates related to organizational documents, resolutions and officer incumbency, as well as good standing certificates (or similar document to the extent relevant in the applicable jurisdiction of organization), with respect to each Loan Party. The Administrative Agent shall have received a Perfection Certificate Supplement, dated on or prior to the Amendment No. 1 Effective Date (which may also be considered to satisfy any similar requirement for the year ended December 31, 2015 under the Amended Credit Agreement) and any lien searches under jurisdictions within the United States deemed advisable by the Administrative Agent based upon such Perfection Certificate Supplement.

(h) USA Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(i) Expenses. The Lead Arrangers shall have received all fees and all reasonable and documented out-of-pocket expenses (including reasonable expenses of counsel) to the extent invoiced, in each case, due and payable by Nielsen on or prior to the Amendment No. 1 Effective Date.

(j) Committed Loan Notice. Nielsen shall have delivered a Committed Loan Notice for the Additional Class A Term Loans pursuant to Section 2.02(a) of the Existing Credit Agreement.

SECTION 6. Certain Consequences Of Effectiveness.

(a) On and after the Amendment No.1 Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment No. 1 Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document. Without limiting the foregoing, (i) each Loan Party hereby confirms in favor of the Secured Parties that on and as from the Amendment No. 1 Effective Date its liabilities and obligations under the Amended Credit Agreement form part of (but do not limit) the “Indebtedness,” “Secured Obligations,” “Secured Liabilities” and “Liabilities” (as the case may be) as defined in the Collateral Documents to which that Loan Party is a party (or any equivalent definition thereof), (ii) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Obligations on the terms and conditions set forth in the Collateral Documents as amended hereby and (iii) each Guarantor hereby confirms and ratifies its obligations as Guarantor under the relevant Guaranty with respect to all of the Guaranteed Obligations thereunder under and as defined in the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in such Guaranty.

SECTION 7. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 9. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT AND EACH LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS

AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND EACH LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or email of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

NIELSEN HOLDING AND FINANCE B.V.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

TNC (US) HOLDINGS, INC.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Proxy

[GUARANTORS]

By:

Name:
Title:

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Caesar Wyszomirski
Name: Caesar Wyszomirski
Title: Director

[ ], as Additional Class A Term Lender

By:
Name:
Title:

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

SCHEDULE I

Additional Class A Term Lender	Additional Class A Term Loans
CITIBANK, N.A.	$60,443,034.90
HSBC BANK USA, NATIONAL ASSOCIATION	$6,375,000.00
BANK OF TOKYO MITSUBISHI UFJ, LTD.	$9,625,000.00
JPMORGAN CHASE BANK, N.A.	$16,723,782.58
MIZUHO BANK LTD.	$31,697,635.15
WELLS FARGO BANK, N.A.	$41,562,500.00
BNP PARIBAS	$45,062,500.00
TD BANK N.A.	$14,518,796.07
MORGAN STANLEY BANK, N.A.	$14,104,729.73
BANK OF AMERICA, N.A.	$14,712,021.57
FIFTH THIRD BANK	$26,212,500.00
CANADIAN IMPERIAL BANK OF COMMERCE NEW YORK BRANCH	$26,212,500.00
SUMITOMO MITSUI BANKING CORP.	$26,000,000.00
CAPITAL ONE NATIONAL ASSOCIATION	$75,000,000.00
CAPITAL BANK CORP.	$10,000,000.00
THE NORTHERN TRUST COMPANY	$10,000,000.00
THE HUNTINGTON NATIONAL BANK	$25,000,000.00
KEYBANK NATIONAL ASSOCIATION	$25,000,000.00
BANCO DE SABADELL, S.A. MIAMI BRANCH	$6,750,000.00
CRÉDIT INDUSTRIEL ET COMMERCIAL	$15,000,000.00

Total:	$500,000,000.00